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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of AmerInst Insurance Group, Ltd.

We consent to the inclusion in Form 10-K, Annual Report of AmerInst Insurance Group, Ltd. ("AIG Ltd.") of our report dated February 22, 1999 on our audit of the financial statements of AmerInst Insurance Group, Inc., AIG Ltd.'s predecessor entity, as of December 31, 1998 and for the two years ended December 31, 1998.


                              JOHNSON LAMBERT & CO.

Burlington, Vermont
March 30, 2000